Exhibit (4)(xii)

                   MASTER SECURITY AGREEMENT


      THIS MASTER SECURITY AGREEMENT, made as of _January 29, 1997 ("Agreement"), by and between General Electric Capital Corporation for itself and as agent for certain participants, a New York corporation with an address at 4 North Park Drive Suite 500, Hunt Valley, MARYLAND 21030 ("Secured Party"), and Plymouth Rubber Company, Inc. for itself and its subsidiaries, a corporation organized and existing under the laws of the Commonwealth of Massachusetts with its chief executive offices located at 104 Revere Street, Canton, MA 02021 (collectively the "Debtor").

     In consideration of the promises herein contained and of certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:


     1. CREATION OF SECURITY INTEREST.

     Debtor hereby gives, grants and assigns to Secured Party, its successors and assigns forever, a security interest in and against any and all property listed on any collateral schedule now or hereafter annexed hereto or made a part hereof ("Collateral Schedule"), and in and against any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds thereof provided, however, that the foregoing shall not be deemed to include mixing and feeding systems which will be used in conjunction with the Collateral (all of the foregoing being hereinafter individually and collectively referred to as the "Collateral"). The foregoing security interest is given to secure the payment and performance of any and all debts, obligations and liabilities of any kind, nature or description whatsoever (whether primary, secondary, direct, contingent, sole, joint or several, or otherwise, and whether due or to become due) of Debtor to Secured Party, now existing or hereafter arising, including but not limited to the payment and performance of certain Promissory Notes from time to time identified on any Collateral Schedule (collectively "Notes" and each a "Note"), and any renewals, extensions and modifications of such debts, obligations and liabilities (all of the foregoing being hereinafter referred to as the "Indebtedness"). Notwithstanding the foregoing, and notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that Secured Party asserts a purchase money security interest in any items of Collateral ("PMSI Collateral"): (i) the PMSI Collateral shall secure only that portion of the Indebtedness which has been advanced by Secured Party to enable Debtor to purchase, or acquire rights in or the use of such PMSI Collateral (the "PMSI Indebtedness"), and (ii) no other Collateral shall secure the PMSI Indebtedness.


     2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

     Debtor hereby represents, warrants and covenants as of the date hereof and as of the date of execution of each Collateral Schedule hereto that:

     (a) Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the first paragraph of this Agreement, has its chief executive offices at the location set forth in such paragraph, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

     (b) Debtor has adequate power and capacity to enter into, and to perform its obligations, under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing being hereinafter referred to as the "Debt Documents");

     (c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

     (d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by, Debtor of any of the Debt Documents, except such as may have already been obtained;

     (e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of, constitute a default under, or result in the creation of any lien, claim or encumbrance on any of Debtor's property (except for liens in favor of Secured Party) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

     (f) Except as have previously disclosed in the debtors most recent
     10Q, there are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents;

     (g)All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change;

     (h) The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

     (i) The Collateral is, and will remain, in good condition and repair and Debtor will not be negligent in the care and use thereof;

     (j) Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement; and

     (k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of every kind, nature and description, except for
     (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the reasonable judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, and (iii) inchoate materialmen's, mechanic's, repairmen's and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such permitted liens being hereinafter referred to as "Permitted Liens").

     3. COLLATERAL.

     (a) Until the declaration of any default hereunder, Debtor shall remain in possession of the Collateral; provided, however, that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral which because of its nature may require that Secured Party's security interest therein be perfected by possession. Secured Party, its successors and assigns, and their respective agents, shall have the right to examine and inspect any of the Collateral at any time during normal business hours. Upon any request from Secured Party, Debtor shall provide Secured Party with notice of the then current location of the Collateral.

     (b) Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good condition and working order, (iii) use and maintain the Collateral only in compliance with all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

     (c) Debtor shall not, without the prior written consent of Secured Party, (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

     (d) Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on the use thereof, or on this Agreement or any of the other Debt Documents. Upon prior written notice to Debtor by reason of Debtor's failure to paySecured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral or to effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor shall reimburse Secured Party, on demand, for any and all costs and expenses incurred by Secured Party in connection therewith and agrees that such reimbursement obligation shall be secured hereby.

     (e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party, its successors and assigns, and their respective agents, shall have the right to examine, inspect, and make extracts from all of Debtor's books and records relating to the Collateral at any time during normal business hours.

     (f) If agreed by the parties, Secured Party may, but shall in no event be obligated to, accept substitutions and exchanges of property for property, and additions to the property, constituting all or any part of the Collateral. Such substitutions, exchanges and additions shall be accomplished at any time and from time to time, by the substitution of a revised Collateral Schedule for the Collateral Schedule now or hereafter annexed. Any property which may be substituted, exchanged or added as aforesaid shall constitute a portion of the Collateral and shall be subject to the security interest granted herein. Additions to, reductions or exchanges of, or substitutions for, the Collateral, payments on account of any obligation or liability secured hereby, increases in the obligations and liabilities secured hereby, or the creation of additional obligations and liabilities secured hereby, may from time to time be made or occur without affecting the provisions of this Agreement or the provisions of any obligation or liability which this Agreement secures.

     (g) Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, Secured Party. At any time and from time to time, Secured Party may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.


     4. INSURANCE.

     The Collateral shall at all times be held at Debtor's risk, and Debtor shall keep it insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and where requested by Secured Party, against other risks as required thereby, for the full replacement value thereof, with companies, in amounts and under policies acceptable to Secured Party. Debtor shall, if Secured Party so requires, deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as loss payee thereunder, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide for thirty (30) days written notice to Secured Party of the cancellation or material modification thereof. Debtor hereby appoints Secured Party as its attorney in fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any such insurance policies. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness secured hereby.


     5. REPORTS.

     (a) Debtor shall promptly notify Secured Party in the event of (i) any change in the name of Debtor, (ii) any relocation of its chief executive offices, (iii) any relocation of any of the Collateral, (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (v) any lien, claim or encumbrance attaching or being made against any of the Collateral other than Permitted Liens.

     (b) Subject to Secured Party's continuing obligation of confidentiality, Debtor agrees to furnish its annual financial statements within ninety (90) days of Debtor's fiscal year end and such interim statements with in forty-five (45) days of Debtor's quarter end as Secured Party may require in form satisfactory to Secured Party. Any and all financial statements submitted and to be submitted to Secured Party have and will have been prepared on a basis of generally accepted accounting principles, and are and will be complete and correct and fairly present Debtor's financial condition as at the date thereof. Secured Party may at any reasonable time examine the books and records of Debtor and make copies thereof.


     6. FURTHER ASSURANCES.

     (a) Debtor shall, upon request of Secured Party, furnish to Secured
     Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and do such other acts and things, as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord, lessor, or mortgagee waivers, and similar documents as may be from time to time requested by, and which are in form and substance satisfactory to, Secured Party.

     (b) Debtor hereby grants to Secured Party the power to sign Debtor's name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain such certificate showing the lien hereof with respect to the Collateral and promptly deliver same to Secured Party.

     (c) Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against any and all claims, actions and suits (including, without limitation, related attorneys' fees) of any kind, nature or description whatsoever arising, directly or indirectly, in connection with any of the Collateral.


     7. EVENTS OF DEFAULT.

     Debtor shall be in default under this Agreement and each of the other Debt Documents upon the occurrence of any of the following "Event(s) of Default":

     (a) Debtor fails to pay any installment or other amount due or coming due under any of the Debt Documents within ten (10) days after its due date;

     (b) Any attempt by Debtor, without the prior written consent of Secured Party, to sell, rent, lease, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

     (c) Debtor fails to procure, or maintain in effect at all times, any of the insurance on the Collateral in accordance with Section 4 of this Agreement;

     (d) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure the same within thirty (30) days after written notice thereof;

     (e) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;

     (f) Any of the Collateral being subjected to execution, levy, seizure or confiscation in any legal proceeding or otherwise;

     (g) Any of the Collateral being subjected to attachment which has not been cured/removed within thirty (30) days;

     (h) Any default by Debtor under any other agreement between Debtor and Secured Party;

     (i) Any dissolution, termination of existence, merger, consolidation, insolvency, or business failure of Debtor or any guarantor or other obligor for any of the Indebtedness (collectively "Guarantor"), or if Debtor or any Guarantor is a natural person, any death or incompetency of Debtor or such Guarantor;

     (j) The appointment of a receiver for all or of any part of the property of Debtor or any Guarantor, or any assignment for the benefit of creditors by Debtor or any Guarantor; or

     (k) The filing of a petition by Debtor or any Guarantor under any bankruptcy, insolvency or similar law, or the filing of any such petition against Debtor or any Guarantor if the same is not dismissed within thirty
     (30) days of such filing.

     (l) Debtor is in Default beyond any applicable grace or cure period under the Loan and Security Agreement dated as of June 6, 1996 with LaSalle National Bank as Amended, restated or refinanced and any replacement facility thereof debtor breaches any of the covenants in
     Section 10 hereof.

     8. REMEDIES ON DEFAULT.

     (a) Upon the occurrence of an uncured Event of Default under this Agreement, the Secured Party, at its option, may declare any or all of the Indebtedness, including without limitation the Notes, to be immediately due and payable, without demand or notice to Debtor or any Guarantor. The obligations and liabilities accelerated thereby shall bear interest (both before and after any judgment) until paid in full at the lower of twelve percent (12%) per annum or the maximum rate not prohibited by applicable law.

     (b) Upon such uncured Event of default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession and/or remove said Collateral from said premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, and/or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds therefrom to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor's premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice which Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least five
     (5) days prior to such action.


     (c) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys', appraisers', and auctioneers' fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

     (d) In the event this Agreement, any Note or any other Debt Documents are placed in the hands of an attorney for collection of money due or to become due or to obtain performance of any provision hereof, Debtor agrees to pay all reasonable attorneys' fees incurred by Secured Party, and further agrees that payment of such fees is secured hereunder.

     (e) Secured Party's rights and remedies hereunder or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Secured Party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     9.    ASSIGNMENT AND PARTICIPATION.

     (a) The Debtor acknowledges that it has been advised that the Secured Party is acting hereunder for itself and as agent for certain third parties (each being herein referred to as a "Participant" and, collectively, as the "Participants"); that the interest of the Secured Party in this Agreement, the other Debt Documents and any other related instruments and documents may be conveyed to, in whole or in part, and may be used as security for financing obtained from, one or more third parties without the consent of the Debtor (the "Syndication"). The Debtor agrees reasonably to cooperate with Secured Party in connection with the Syndication, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgments as reasonably may be required by Secured Party or such Participant; provided, however, in no event shall the Debtor be required to consent to any change that would adversely affect any of the economic terms of the transactions contemplated herein.

     (b) This Agreement, Collateral Schedules, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor hereby waives any defense, counterclaim or cross-complaint by Debtor against any assignee, agreeing that Secured Party shall be solely responsible therefor. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor shall pay all payments and other amounts due under the assigned Note and Collateral Schedule to such assignee as instructed by Secured Party. Debtor further agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Assignee.

     10.     ADDITIONAL COVENANTS.

     (a)  At all times during the term of the Security Agreement, Debtor shall maintain: (i) Minimum Tangible Net Worth of a positive $4,500,000 plus 75% of Net Income until the maturity of all note(s), (ii) Minimum Working Capital of $3,000,000.00 for fiscal year 1997 and $3,750,000 for fiscal year 1998 and each fiscal year thereafter until the maturity of all note(s), (iii) Minimum Fixed Charge Coverage ratio of 1.25x to 1.0x for fiscal year 1997 and 1.50 x to 1.0x for fiscal year 1998 and each fiscal year thereafter until the maturity of all note(s), (iv) a maximum Total liabilities to Tangible Net Worth of 6.0x to 1.0x until the maturity of all note(s). "Tangible Net Worth" is defined as Stockholder's Equity less intangible assets, plus any FAS #87 after tax change for minimum pension obligations. "EBITDA" is defined as earnings before Interest, Depreciation, Amortization and Taxes and Unrecognized Net Obligations at transition. "Fixed Charges" is defined as current portion of long term debt, plus current portion of capital leases, plus interest expense, plus preferred dividends. "Fixed Charge Coverage is defined as EBITDA divided by fixed charges (both determined on a rolling four quarter average). "Total Debt" includes all liabilities of the Debtor as defined by GAAP. Intangibles as used for the determination of Minimum Tangible Net Worth shall be defined by GAAP exclusive of the deferred tax asset and associated valuation reserve as defined by FAS 109. Accounting terms used herein not otherwise defined herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP.

     (b) Debtor's chief financial officer shall notify Secured Party in writing that the Debtor is in compliance with the requirements of Section 10(a) above, such notification and certification shall be provided within forty-five (45) days after the end of each quarter and ninety (90) days after the fiscal year end reflecting such information as of the end of the quarter immediately preceding such quarter.

     11. ENVIRONMENTAL

     (a) Debtor hereby represents, warrants and covenants that: (i) it has conducted, and will continue to conduct its business operations, and throughout the term of the Security Agreement will use the Collateral, so as to comply with all Environmental Laws; and (ii) Debtor has, and throughout the term of the Security Agreement will continue to have in full force and effect all federal, state and local licenses, permits, orders and approvals required to operate the Collateral in compliance with all Environmental Laws.

     (b) Debtor agrees that if required to return the Collateral or any item thereof to Secured Party or Secured Party's agents, Debtor shall return such Collateral free from all Contaminants.

     (c) Debtor shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Secured Party and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.
     Each reference contained in this Security Agreement to:

     (i) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Collateral, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Collateral or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules, regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Collateral.

     (ii) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     (iii) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.
     (iv) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

     (v) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Collateral, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

     (vi) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. section 651 et seq.), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

     (vii) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Collateral arising out of or related to any Adverse Environmental Condition.

     (viii) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

     12.    MISCELLANEOUS.

     (a) This Agreement, any Note and/or any of the other Debt
     Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor hereby waives any defense, counterclaim or cross-complaint by Debtor against any assignee, agreeing that Secured Party shall be solely responsible therefor.

     (b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth hereinabove (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by overnight delivery service, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

     (c) Secured Party may correct patent errors herein and fill in all blanks herein or in any Collateral Schedule consistent with the agreement of the parties.

     (d) Time is of the essence hereof. This Agreement shall be binding, jointly and severally, upon all parties described as the "Debtor" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

     (e) This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings (whether written, verbal or implied) with respect thereto. This Agreement and its Collateral Schedules shall not be changed or terminated orally or by course of conduct, but only by a writing signed by both parties hereto. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation hereof.

     (f) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated in the event that Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

     (g) DEBTOR AND SECURED PARTY HEREBY UNCONDITIONALLY WAIVES THEIR
     RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.



     SECURED PARTY:                        DEBTOR:

     General Electric Capital Corporation   Plymouth Rubber Company, Inc.
     foritself and as agent for certain
     participants


     By:                            By:


     Title:                         Title:

    Exhibit (4)(xii)
     CROSS-COLLATERAL AND CROSS-DEFAULT AGREEMENT

     General Electric Capital Corporation for itself and as agent for certain participants
     4 North Park Drive Suite 500
     Hunt Valley, Maryland 21030

     Gentlemen:

     You have entered into or purchased one or more conditional sale contracts, lease agreements, chattel mortgages, security agreements, notes and other chooses in action (herein designated "Accounts") arising from the bona fide sale or lease to us, by various vendors or lessors, of equipment (herein designated "Collateral") and/or you have made direct loans to or otherwise extended credit to us evidenced by Accounts creating security interests in Collateral.

     In order to induce you to extend our time of payment on one or more Accounts and/or to make additional loans to us and/or to purchase additional Accounts and/or to lease us additional equipment, and in consideration of you so doing, and for other good and valuable consideration, the receipt of which we hereby acknowledge, we agree as follows:

     All presently existing and hereafter acquired Collateral in which you have or shall have a security interest shall secure the payment and performance of all of our liabilities and obligations to you of every kind and character, whether joint or several, direct or indirect, absolute or contingent, due or to become due, and whether under presently existing or hereafter created Accounts or agreements, or otherwise.

     We further agree that your security interest in the property covered by any Account now held or hereafter acquired by you shall not be terminated in whole or in part until and unless all indebtedness of every kind, due or to become due, owed by us to you is fully paid and satisfied and the terms of every Account have been fully performed by us. It is further agreed that you are to retain your security interest in all property covered by all Accounts held or acquired by you, as security for payment and performance under each such Account, notwithstanding the fact that one or more of such Accounts may become fully paid.

     This instrument is intended to create cross-default and cross-security between and among all the within described Accounts now owned or hereafter acquired by you.

     An uncured default under any Account or agreement shall be deemed to be a default under all other Accounts and agreements. A default shall be as defined in the Interim Loan and Security Agreement dated as of January 29, 1997 and Master Security Agreement dated January 29, 1997. Upon our default any or all Accounts and agreements shall, at your option, become immediately due and payable without notice or demand to us or any other party obligated thereon, and you shall have and may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the applicable jurisdiction and as otherwise granted to you under any Account or other agreement. We hereby waive, to the maximum extent permitted by law, notices of repossession and sale or other disposition of collateral, and all other such notices, and in the event any such notice cannot be waived, we agree that if such notice is mailed to us postage prepaid at the address shown below at least five (5) days prior to the exercise by you of any of your rights or remedies, such notice shall be deemed to be reasonable and shall fully satisfy any requirement for giving notice.

     All rights granted to you hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect your rights and remedies under any existing Account, agreement, statute or rule of law.










     This agreement may not be varied or altered nor its provisions waived except by your duly executed written agreement. This agreement shall inure to the benefit of your successors and assigns and shall be binding upon our heirs, administrators, executors, legal representatives, successors and assigns.


     IN WITNESS WHEREOF, this agreement is executed this 29th day of January, 1997.

                                Plymouth Rubber Company, Inc.
                                (Name of Proprietorship, Partnership or
                                Corporation, as applicable)

                                     By:______________________________
                                          (Signature)
                                     Title:___________________________
                                              (Owner, Partner or Officer,
                                                as applicable)
                                Address:
                                104 Revere Street
                                Canton, MA 02021


    Exhibit (4)(xii)

            INTERIM LOAN AND SECURITY AGREEMENT

     This INTERIM LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of January 29, 1997 between General Electric Capital Corporation for itself and as agent for certain participants, a Massachusetts corporation having an office and place of business
     located at 4 North Park Drive, Suite 500, Hunt Valley, MD   21030
     ("Lender") and Plymouth Rubber Company, Inc. for itself and its subsidiaries, a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having its principal place of business at 104 Revere Street, Canton, MA 02021 (collectively as the "Borrower").


     RECITALS:

     WHEREAS Borrower desires to purchase the equipment more particularly described in Exhibit A hereto (the "Equipment") pursuant to a purchase order contract, agreement and/or other document, copies of which have been attached hereto as Exhibit C (the "Purchase Agreement"), with Kleinewefers Kunststoffanlagen GmbH ("Supplier");

     WHEREAS Borrower desires to borrow from Lender, on the terms and conditions hereinafter provided, the purchase price and acquisition costs of the Equipment;

     WHEREAS. to induce Lender to lend to Borrower the purchase price and acquisition costs of the Equipment, Borrower desires to assign to Lender, as security for all of Borrower's obligations hereunder, all of Borrower's right, title and interest in and to the Equipment and the Purchase Agreement.

     NOW, THEREFORE, in consideration of these premises and of the covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions . All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Schedule attached hereto as Exhibit D (the "Loan
     Schedule").

     Section 2. Agreement to Make Loans . Subject to the terms and conditions hereof, and provided no Default (as defined in Section
     8), or event which with the passing of time or giving of notice or both would constitute a Default, has occurred and is continuing, Lender agrees to advance to Borrower, on the date hereof the amount of four million, fifty thousand ($4,050,000.00) U.S. Dollars, and, upon five (5) days written notice, from time to time hereafter until close of business on the Cut-Off Date to make such additional advances in such amounts as Borrower may request, but limited in all events in the aggregate to the Maximum Loan Commitment amount stated in the Loan Schedule. (Each day on which a loan is made is hereinafter referred to as a "Funding Date", each advance a "Loan Funding".) Lender shall not be required or obligated to make any Loan Funding if such Loan Funding, when added to all previous Loan Fundings, would cause Lender to advance to Borrower any sum in excess of the Maximum Loan Commitment set forth in the Loan Schedule. Lender shall have no obligation to make any Loan Funding to any person or entity other than Borrower, and shall have no obligation to make any Loan Funding to Borrower if control of Borrower shall change in any material respect.

     Section 3.  Promissory Note(s) .

     (a) Each Loan Funding shall be evidenced by a separate demand Promissory Note, at such interest rate as the parties may hereafter agree, in the form of Exhibit E .

     (b) Subject to the terms hereof, upon the earlier of the (i) Cut-Off Date or (ii) the Funding Date on which the total Loan Fundings made as of that date total in the aggregate the Maximum Loan Commitment, Borrower shall (x) pay all unpaid interest due and owing under any Promissory Note issued pursuant hereto; and (y) execute a Consolidated Promissory Note ("Consolidated Note") in the form of Exhibit F in a principal amount equal to the aggregate amount of all Loan Fundings (Each Demand Promissory Note and the Consolidated Promissory Note shall hereinafter be referred to, individually or collectively, as the "Note(s)".)

     Section 4.  Conditions Precedent to Loan Fundings .    The
     obligation of Lender to make any Loan Funding to Borrower on the applicable Funding Date is subject to the performance by Borrower of all of its agreements and covenants under this Agreement and the fulfillment of the following conditions:

     (a) No Default, or event which with the passing of time or the giving of notice or both would constitute a Default, has occurred and is continuing on such Funding Date under this Agreement, any Note or any other agreement or instrument then existing between Borrower and Lender.

     (b) Lender has received such executed financing statements, fixture filings and other documents as it may reasonable request to perfect a first priority security interest in the Collateral, as that term is defined in Section 5, below (including, without limitation, any lien, mortgages, landlord or similar waivers).

     (c)  Borrower has executed and delivered to Lender a Demand
     Promissory Note, in the form of Exhibit E, in the principal amount of the Loan Funding, executed by an authorized officer of the Borrower.

     (d) Lender has received such other documents, certificates and opinions, including but not limited to opinions of Borrower's counsel and invoices and receipts in connection with the Equipment, as it shall reasonably request.

     (e) There has not occurred any adverse change in Borrower's financial situation from the date of execution hereof to the date of the Loan Funding which materially impairs Borrower's ability to perform its obligations hereunder, or under any of the Notes, or materially impairs Lender's interest in the Collateral.


     Section 5.  Grant of Security Interest .

     (a) As security for the punctual payment and performance of Borrower's obligations under each and all of the Note(s), whether now existing or hereinafter arising, whether the same be totally repaid and extinguished and thereafter reincurred or otherwise, direct or indirect, liquidated or contingent, whether as primary obligor or as endorser, indemnitor, or otherwise, including any obligation arising in connection with or resulting from any amendment to or extension of any Note and, further, as security for the performance and observance by Borrower of all representations, warranties and covenants made by it in this Agreement, any amendment or extension hereof or in any other agreement, document or certificate delivered in connection with this Agreement or any Note, Borrower hereby gives, sets over, assigns, transfers and grants to Lender a security interest in and to (i) the Equipment, (ii) the Purchase Agreement, (iii) any and all additions, attachments, accessories, accessions, and all substitutions, replacements or exchanges to the Equipment, provided, however, that the foregoing shall not be deemed to include mixing and feeding systems which will be used in conjunction with the Collateral and (iv) any and all products and proceeds of any of the foregoing, including insurance and lease proceeds. (Together (i) - (iv) are hereinafter referred to, from time to time, individually and collectively as "Collateral"). Borrower warrants that such security interest shall be the only security interest granted by Borrower or retained by any other person or entity other than Lender (excluding only such security interest of Supplier in the Equipment as Supplier may retain to secure payment of the purchase price of the Equipment as specifically provided for in the Purchase Agreement and a subordinated lien held by LaSalle National Bank (collectively "Permitted Liens")) and Borrower shall, at its own cost and expense, promptly take such action as may be necessary to duly discharge all liens on the Collateral which result from claims against Borrower not related to the transactions contemplated by this Agreement.

     (b) Additions to, reductions or exchanges of, or substitutions for, the Collateral, payments on account of any obligation or liability secured hereby, or increases in the obligations and liabilities secured hereby, or the creation of additional obligations and liabilities secured hereby, may from time to time be made or occur without affecting the provisions of this Agreement or the provisions of any obligation or liability which is secured hereby.

     (c) Borrower hereby appoints Lender its true and lawful attorney, with full power of substitution, to take such action as Lender may deem necessary to protect and preserve its security interest in the Collateral, and Borrower waives its right of notice, demand, dishonor, marshalling of Collateral, place and time of sale, advertising, statutory method of foreclosure and all bonds, securities and rights of redemption.

     Section 6. Representations, Warranties and Covenants of Borrower With Respect to Organization .

     Borrower hereby represents, warrants and covenants, as of the date hereof and at all times during the term hereof:

     (a) Borrower has adequate power and capacity to enter into each Note and this Agreement, and any document or certificate delivered in connection with this Agreement or any Note. (Together the Notes, this Agreement and any document or certificate delivered in connection with this Agreement or any Note, shall constitute the "Documents".)

     (b) The Documents have been duly authorized, executed and delivered by Borrower and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

     (c) No approval, consent or withholding of objections is required from any federal, state, local or municipal governmental authority or instrumentality with respect to the entry into or performance by Borrower of the Documents except such as have already been or will be obtained.

     (d) The entry into and performance by Borrower of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Borrower or any provision of Borrower's Certificate of Incorporation or By-Laws or (ii) result in any unwaived or uncured breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any unit of Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreements or other instrument to which Borrower is a party.

     (e)  Except as previously disclosed in the Debtors most recent
     10Q, there are no suits or proceedings pending in court or before any regulatory commission, board or other administrative governmental agency against or affecting Borrower, which will have a material adverse effect on the ability of Borrower to fulfill its obligations under the Documents.

     (f) The Borrower is, and will remain during the term hereof, a corporation organized, existing and in good standing, under the laws of the Commonwealth of MA. The persons executing any of the Documents are acting with the full authority of the Board of Directors of Borrower and hold the offices indicated in the Documents below their signatures which signatures Borrower hereby acknowledges to be genuine.

     Section 7. Representations, Warranties and Covenants of Borrower With Respect To The Collateral .

     Borrower hereby represents, warrants and covenants, as of the date hereof and at all times during the term hereof:

     (a) Borrower is and will remain during the term of this Agreement the sole and lawful owner and in possession of the Equipment and is or will become upon delivery and installation and remain during the term of this Agreement the sole and lawful owner and in possession of the Collateral; Borrower shall at all time during the term hereof keep and maintain the Collateral in good operating condition and repair, in accordance with Manufacturer's recommendations therefore.

     (b) The Collateral is and will remain during the term of this Agreement free and clear of all liens and encumbrances of every kind, nature and description except for security interest granted in this Agreement and the Permitted Liens. Borrower will warrant and defend the Collateral and Lender against all claims by all persons adverse to Lender's interest in and to the Collateral. Borrower shall not sell, rent, lend, mortgage, grant a security interest in or otherwise encumber or transfer any of the Collateral during the term hereof except for the Permitted Liens. Borrower shall not remove the Equipment from the location designated on the Loan Schedule.

     (c) Borrower shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral or on the use thereof or on this Agreement or any Note. Provided borrower shall have failed to do so and upon thirty (30) days notice to borrower, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral or to effect compliance with the terms of this Agreement provided Lender has given Borrower reasonable notice and has failed to pay such amounts at its option. Borrower agrees to reimburse Lender on demand, for any payment made or any expense incurred by Lender pursuant to the foregoing authorization.

     (d) The Collateral shall at all times during the term hereof be held at Borrower's risk, and Borrower shall keep it insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and where requested by Lender, against other risks as required thereby, for the full replacement value thereof, with companies, in amounts and under policies acceptable to Lender, with losses payable to Lender and Borrower as their interests may appear. Borrower shall, if Lender so requires, deliver to Lender policy or certificates of insurance evidencing such coverage. Each policy shall provide for coverage to Lender regardless of the breach by Borrower of any warranty or representation made therein and shall provide for ten (30) days written notice to Lender of the cancellation or material modification thereof.

     Section 8.  Events of Default .

     Borrower shall be in Default under this Agreement and under each Note upon the occurrence of any of the following :

     (a) Failure in the payment or performance of any Note, or any extension or amendment thereto by Borrower;

     (b) Failure in the performance of any obligation by Borrower of any covenant or warranty made by it in this Agreement, any amendment or extension hereof or in any other agreement, document or certificate delivered in connection with this Agreement and fails to cure same within thirty (30) days after written notice thereof;

     (c) Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower, in any Note or in this Agreement, any amendment or extension thereof or hereof or in any other agreement, document or certificate delivered in connection with this Agreement or any Note, or furnished to Lender in order to induce Lender to make any Loan Funding hereunder, proving to be false in any material respect;

     (d) Any of the Collateral being subjected to levy, seizure or confiscation in any legal proceeding or otherwise;

     (e) Any of the Collateral being subjected to attachment which has not been cured/removed within thirty (30) days;

     (f) Any default by Debtor under any other agreement between Debtor and Secured Party;

     (g) The dissolution, termination of existence, insolvency, or business failure of Borrower;

     (h) The appointment of a receiver for all or of any part of the property of Borrower or any Guarantor, or any assignment for the benefit of creditors by Borrower or any Guarantor; or the filing of a petition by Borrower or any Guarantor under any bankruptcy, insolvency or similar law, or the filing of any such petition against Borrower or any Guarantor if the same is not dismissed within thirty (30) days of such filing.

     (i)  Debtor breaches any covenants under Section 10 hereof.

     (j) Debtor is in default beyond any applicable grace or cure period under the Loan and Security Agreement dated as of June 6, 1996 with LaSalle National Bank as Amended , restated or refinanced and any replacement facility thereof.

     Section 9.  Remedies on Default .

     Upon the occurrence of an uncured Event of Default under this Agreement, Lender, at its option, may declare all of the obligations and liabilities secured by this Agreement, including without limitation the Notes, to be immediately due and payable, without demand or notice to Borrower or any guarantor of any obligations of Borrower. The obligations and liabilities accelerated thereby shall bear interest at the lower of 18% per annum or the maximum rate allowed by applicable law. Upon such declaration of default, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code, or under any other applicable law, including without limitation the right to (i) with or without legal process, to enter any premises where the Collateral may be and take possession and/or remove said Collateral from said premises, (ii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, (iii) lease or otherwise dispose of all or part of the Collateral, applying proceeds therefrom to the obligations then in default. Proceeds from any sale or lease or other disposition shall be applied first to all costs of repossession, storage, and disposition including without limitation attorneys', appraisers', and auctioneers' fees, second to discharge the obligations then in default, third to discharge any other obligations of Borrower to Lender under this Agreement or any Note, whether as obligor, endorser, or otherwise, fourth to expenses incurred in paying or settling liens and claims against the Collateral, fifth to Borrower, if there exists any surplus. Any notice which Lender is required to give to Borrower under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is mailed by registered or certified mail to the last known address of Borrower at least five (5) days prior to such action.

     Section 10.  Additional Covenants.

     (a) At all times during the term of the Security Agreement, Debtor shall maintain: (i) Minimum Tangible Net Worth of a positive $4,500,000 plus 75% of Net Income until the maturity of all note(s), (ii) Minimum Working Capital of $3,000,000.00 for fiscal year 1997 and $3,750,000 for fiscal year 1998 and fiscal year thereafter until the maturity of all note(s), (iii) Minimum Fixed Charge Coverage ratio of 1.25x to 1.0x for fiscal year 1997 and
     1.50 x to 1.0x for fiscal year 1998 and fiscal year thereafter until the maturity of all note(s), (iv) a maximum Total liabilities to Tangible Net Worth of 6.0x to 1.0x until the maturity of all note(s). "Tangible Net Worth" is defined as Stockholder s Equity less intangible assets plus any FAS #87 after tax charge for minimum pension obligations. "EBITDA" is defined as earnings before Interest, Depreciation, Amortization and Taxes and Unrecognized Net
     Obligations at transition. "Fixed Charges" is defined as current portion of long term debt, plus current portion of capital leases, plus interest expense, plus preferred dividends. "Fixed Charge Coverage is defined as EBITDA divided by fixed charges (both determined on a rolling four quarter average). "Total Debt" includes all liabilities of the Debtor as defined by GAAP. Intangibles as used for the determination of Minimum Tangible Net Worth shall be defined by GAAP exclusive of the deferred tax asset and associated valuation reserve as defined by FAS 109. Accounting terms used herein not otherwise defined herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP.

     (b)  Debtor's chief financial officer shall notify Secured
     Party in writing that the Debtor is in compliance with the requirements of Section 10(a) above, such notification and certification shall be provided within forty-five (45) days after the end of each quarter and ninety (90) days after the fiscal year end, reflecting such information as of the end of the quarter immediately preceding such quarter.

     Section 11.  Assignment And Participation.

     (a) The Borrower acknowledges that it has been advised that the Lender is acting hereunder for itself and as agent for certain third parties (each being herein referred to as a "Participant" and, collectively, as the "Participants"); that the interest of the Lender in this Agreement, the other Debt Documents and any other related instruments and documents may be conveyed to, in whole or in part, and may be used as security for financing obtained from, one or more third parties without the consent of the Borrower (the "Syndication"). The Borrower agrees reasonably to cooperate with Lender in connection with the Syndication, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgments as reasonably may be required by Lender or such Participant; provided, however, in no event shall the Borrower be required to consent to any change that would adversely affect any of the economic terms of the transactions contemplated herein.

     (b) This Agreement, Collateral Schedules, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Lender without notice to Borrower, and Borrower hereby waives any defense, counterclaim or cross-complaint by Borrower against any assignee, agreeing that Lender shall be solely responsible therefor. Borrower agrees that if Borrower receives written notice of an assignment from Lender, Borrower shall pay all payments and other amounts due under the assigned Note and Collateral Schedule to such assignee as instructed by Lender. Borrower further agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Assignee.

     Section 12.  Miscellaneous.

     (a) Borrower shall, upon request of Lender, furnish to Lender such further information, execute and deliver to Lender such documents, including without limitation Uniform Commercial Code Financing Statements, and do such other acts and things, as Lender may at any time reasonable request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement.

     (b)  Lender's rights and remedies hereunder are cumulative.
     Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege.

     (c) Lender shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Borrower unless such waiver be in writing and signed by Lender.

     (d) Lender may correct patent errors herein and fill in all blanks herein or in any document provided in connection herewith or now or hereafter attached hereto consistent with the agreement of the parties.

     (e) All notices from Lender to Borrower shall be sufficiently given if sent by overnight delivery, first-class mail, postage prepaid or delivered in hand to Borrower at Borrower's address shown above.

     (f) Time is of the essence hereof. This Agreement shall be binding, jointly and severally, upon all parties described as the "Borrower" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns. If any provision of this Agreement is in conflict with any statute, rule or law applicable hereto, then such provision shall be deemed null and void to the extent that it may conflict therewith, but without invalidating any other provision(s) hereof. This Agreement shall not be changed or terminated orally, but only by a writing signed by both parties hereto. This Agreement and the Notes or any other document or certificate given in connection herewith or therewith may be assigned without notice to Borrower and Borrower hereby waives any defense, counterclaim or cross-complaint by Borrower against any assignee, agreeing that Lender shall be solely responsible therefor.

     (g)  Borrower hereby grants to Lender the power to sign
     Borrower's name and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral. Borrower shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain such certificate showing the lien hereof with respect to the Collateral and promptly deliver same to Lender.

     (h) In the event this Agreement and any Note are placed in the hands of an attorney for collection of money due or to become due or to obtain performance of any provision hereof, Borrower agrees to pay reasonable attorney's fees incurred by Lender.

     (i) Borrower agrees to furnish its annual financial statements ninety (90) days after fiscal year end and such interim statements forty-five (45) days after quarter end as Lender may require in form satisfactory to Lender. Any and all financial statements submitted and to be submitted to Lender have and will have been prepared on a basis of generally accepted accounting principles, and are and will be complete and correct and fairly present Borrower's financial condition as at the date thereof. Lender may at any reasonable time examine the books and records of Borrower and make copies thereof.

     (j) This Agreement and any and all obligations and liabilities secured hereby shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without regard to choice of law principles thereof, and any provision of this Agreement or of the obligations and liabilities secured by this Agreement which may prove to be unenforceable shall not affect the validity of any other provision of this Agreement or of the said obligations and liabilities. Borrower acknowledges receipt of a true copy hereof and waives acceptance hereof.

     (k) This Agreement shall continue in full force and effect for so long as there shall remain in existence obligations or liabilities from Borrower to Lender hereunder or under the Notes.

     (l)  BORROWER AND LENDER HEREBY UNCONDITIONALLY WAIVES THEIR
     RIGHTS TO A JURY TRIAL OF ANY CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN BORROWER AND LENDER. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims).
     THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. Time is of the essence of this Agreement. Lender's failure at any time to require strict performance by Borrower of any of the provisions hereof shall not waive or diminish Lender's right thereafter to demand strict compliance therewith. Borrower agrees, upon Lender's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lender. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement and any, Exhibits or Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

     IN WITNESS WHEREOF, Borrower and Lender, intending to be legally bound hereby, have caused their duly authorized representatives to execute this Agreement, as of the day and year first above-written.

     LENDER                         BORROWER

     General Electric Capital Corporation Plymouth Rubber Company, Inc. for itself and as agent for certain participants


     By:_____________________________       By:_________________________
     Title:__________________________       Title:______________________


                    LIST OF EXHIBITS TO


        INTERIM LOAN AND SECURITY AGREEMENT BY AND



     BETWEEN General Electric Capital Corporation for itself and as agent for certain participants



             AND Plymouth Rubber Company, Inc.



                 DATED:  January 29, 1997






     EXHIBIT A          Equipment Description

     EXHIBIT B          Certificate

     EXHIBIT C          Purchase Agreement -- (Incorporated by reference to
                                              Exhibit (10)(vi) to Form 10-Q/A
                                              for the quarter ended
                                              February 28, 1997.)

     EXHIBIT D          Loan Schedule

     EXHIBIT E          Form of Demand Promissory Note

     EXHIBIT F          Form of Consolidated Promissory Note

                         EXHIBIT A

     THIS EXHIBIT A is annexed to and made a part of the Interim
     Loan and Security Agreement of even date herewith between General Electric Capital Corporation for itself and as agent for certain participants as Lender and Plymouth Rubber Company, Inc. as Borrower and describes Equipment in which Borrower has granted Lender a security interest in the following equipment in connection with all Loan Fundings in connection therewith.


     Description   Year/Model    Serial Number    Location

     1- Complete High Precision Four Roll Calendar Line dia. 650x2200 mm, inverted L-type, for the manufacture of soft PVC film and sheet as described in detail in the technical specification as per Annex 1 to this Contract and including Detail Engineering Services as described in Annex 5, para C and D of the Sales
     Contract attached hereto and forming a hereof.

     Package of spare and wear parts for initial period of operation

     Two calendar spare rolls

     See EXHIBIT C for a complete copy of the Sales Contract












     LENDER:                      BORROWER:

     General Electric Capital Corporation Plymouth Rubber Company, Inc. for itself and as agent for certain participants


     By:                           By:

     Title:                       Title:


     Date:January 29, 1997             Date: January 29, 1997









                       EXHIBIT B

     SECRETARY'S CERTIFICATE OF INCUMBENCY AND AUTHORITY



     I, Deborah A. Kream, do hereby certify that I am the duly elected, qualified and acting (Assistant) Secretary of Plymouth Rubber Company, Inc., a corporation; that the persons whose names, titles and signatures appear below are duly elected (or appointed), qualified and acting employees of said Corporation and hold on the date of this Certificate and on the date of execution of the Master Security Agreement, Interim Loan Agreement, Promissory Notes, Collateral Schedules and all related documents ("Loan Document") the positions set opposite their respective names; that the signatures appearing opposite their respective names are the genuine signatures of such employees; that each of such employees is duly authorized for an on behalf of said Corporation to execute and deliver or to delegate his/her authority to execute and deliver any Loan Documents between said Corporation and General Electric Capital Corporation for itself and as agent for certain participants, and all agreements, documents, and instruments in connection therewith, and that the execution and delivery of any such Loan Documents, and all agreements, documents, and instruments in connection therewith for and on behalf of said Corporation is not prohibited by or in any manner restricted by the terms of said Corporation's Certificate of Incorporation, its by-laws, or of any lease agreement, indenture or contract to which said Corporation is a party or under which it is bound.


     NAME OF OFFICER         TITLE OF OFFICER        SIGNATURE OF OFFICER



     Duane E. Wheeler      Vice President-Finance


     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal
     of said Corporation this   29th   day of   January , 1997.


                             By:   Deborah A. Kream
                             (Assistant) Secretary


          (Corporate Seal)


                        EXHIBIT C


     SEE ATTACHED PURCHASE AGREEMENT/SALES CONTRACT DATED AS OF DECEMBER 17, 1996 BETWEEN PLYMOUTH RUBBER, INC. AND KLEINEWEFERS
     KUNSTSTOFFANLAGEN GmbH

     The text of this document appears in Exhibit (10)(vi) to this From 10-Q/A is incorported by reference.


                        EXHIBIT D


     THIS EXHIBIT D is annexed to and made a part of the Interim
     Loan and Security Agreement of even date herewith between General Electric Capital Corporation for itself and as agent for certain participants as Lender and Plymouth Rubber Company, Inc. as Borrower.



     LOAN SCHEDULE


     LENDER:                               BORROWER:

     General Electric Capital Corporation   Plymouth Rubber Company, Inc.
     for itself and as agent for certain    104 Revere Street
     participants                           Canton, MA  02021
     4 North Park Drive, Suite 500
     Hunt Valley,  MD  21030


     ADDITIONAL TERMS AND DEFINITIONS:

     1.  Maximum Loan Commitment:  $4,550,000.00.

     2.  Cut-Off Date:  March 31, 1998.

     3.  Borrower's Down Payment:  $N/A.

     4. Loan Fundings: (Borrower hereby authorizes Lender to insert below the date on which any Loan Funding is made and the amount thereof.)

         Funding Date:               Loan Funding Amount:

         January 31, 1997              $4,050,000.00



     5. Location of Equipment and of Additional Equipment (if different than Borrower's address given above.)

     6.  Supplier of Equipment (name and address):


     LENDER:                        BORROWER:

     General Electric Capital Corporation   Plymouth Rubber Company, Inc.
     for itself and as agent for
     certain participants


     By:___________________________________ By:_______________________________

     Title:________________________________ Title:____________________________

     Date: January 29, 1997       Date: January 29, 1997



                           EXHIBIT E
                               TO
              INTERIM LOAN AND SECURITY AGREEMENT
                DATED AS OF JANUARY ______, 1997

                    DEMAND PROMISSORY NOTE
                        (Floating Rate)

                      January 31, 1997
                            Date

      104 Revere Street, Canton, Norfolk County, MA
      ___________________________________________________________________
     (Street Address of Maker)            (Town)       (County)      (State)


     FOR VALUE RECEIVED, Plymouth Rubber Company, Inc. (hereinafter called the "Maker") promises (jointly and severally, if more than one) to pay upon demand to the order of General Electric Capital Corporation for itself and as agent for certain participants (hereinafter called "Payee") at its office located at 4 North Park Drive, Suite 500, Hunt Valley, MD 21030 or at such other place as Payee or the holder hereof may designate, the principal sum of Four Million Fifty Dollars and 00/100 ($4,050,000.00), with interest thereon at a floating simple interest per annum rate equal to the sum of (a) two and 60/100 percent (2.60%) per annum (the "Fixed Rate") plus (b) an interest rate per annum defined as one-month LIBOR (London Interbank Offered Rates). LIBOR shall mean the latest monthly average of one month maturity as indicated in the "Money Rates" section of the Wall Street Journal. as last published as of the first business day of the preceding month in which an installment of interest is due. The floating simple interest per annum rate of interest as determinable herein shall hereafter be referred to as the "Monthly Rate".

     The Maker shall, without demand, pay to Payee on the first day of each calendar month, until such time as this Note has been paid in full, all interest accrued hereunder during the preceding calendar month.

     This Note is given in connection with and secured by an Interim Loan and Security Agreement, dated as of January 29, 1997 between Payee and the Maker (the "Agreement").

     All payments shall be paid in lawful money of the United States.
     The acceptance by Payee or the holder hereof of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's or the holder's right to receive payment in full at such time or at any prior or subsequent time. All payments shall be applied first to interest and then to principal.

     Time is of the essence hereof. If any payment of principal and interest or any other sum due under this Note or the Agreement is not paid within ten (10) days after demand or the due date (as the case may be), the Maker agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of each such payment, but not exceeding any lawful maximum. The Maker agrees that upon the failure of the Maker to make payment of any amount due hereunder within ten (10) days after demand or the same becomes due and payable or upon the happening of any Default under the Agreement, the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or the Agreement, shall, at the election of Payee or the holder hereof, immediately become due and payable, with interest thereon at 18% per annum or the highest rate allowable by law (whichever is lower) from the date of such accelerated maturity until paid.


     The Maker and all sureties, endorsers, guarantors or any others who may at any time become liable for the payment hereof jointly and severally consent of, and all substitutions or releases of security or of any party primarily or secondarily liable on this Note or the Agreement or any term and provision of either, which may be made, granted or consented to by Payee or the holder hereof, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee or the holder hereof, without joinder of any other as a party thereto, and that Payee or the holder hereof shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and all sureties, endorsers, guarantors or any others who may at any time become liable for the payment hereof jointly and severally hereby waive presentment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including Payees reasonable attorney's fees if placed with an attorney for the collection hereof, or if prohibited by law, such lesser sum as may not be so prohibited, and hereby waive all benefits of valuation, appraisement and exemption laws.

     Notwithstanding the foregoing, in no event shall the interest to be charged hereunder exceed the maximum which Payee is lawfully entitled to collect from the Maker.


                                         PLYMOUTH RUBBER COMPANY, INC.


                                       By:
                                               (Witness)





                       EXHIBIT F

                    PROMISSORY NOTE


                        ________

     104 Revere Street, Canton, Norfolk County, MA 02021



     FOR VALUE RECEIVED, Plymouth Rubber Company, Inc. ("Maker") promises, jointly and severally if more than one, to pay to the order of General Electric Capital Corporation for itself and as agent for certain participants or any subsequent holder hereof (each, a "Payee") at its office located at 4 North Park Drive, Suite 500, Hunt Valley, MD 21030 or at such other place as Payee or the holder hereof may designate, the principal sum of
                                    Dollars ($                 ), with
     interest thereon, from the date hereof through and including the dates of payment, at a fixed interest rate of percent (
                          %) per annum, to be paid in lawful money of the United States, in one hundred nineteen (119) consecutive monthly installments of principal and interest ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding principal and interest. Periodic Installments 1-60 will
     be equal to             ($             ) and Periodic Installments
     61-119 will be equal to                 ($             ).  The first
     Periodic Installment shall be due and payable on
                         and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding month (each, a "Payment Date"). Such installments have been calculated on the basis of a 360 day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date.

     The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time.

     The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

     This Note shall be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a "Security Agreement.")

     Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after its due date, the Maker agrees to pay, in addition to the amount of each installment or other sum, a late payment charge of five percent (1%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If
     (I) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in uncured or unwaived default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due any payable, with interest thereon at the lesser of twelve percent (12%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

     The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:


     Prior to the third annual anniversary
     date of this Note:                  three percent (3%)
     Thereafter and prior to the fifth annual
     anniversary date of this Note:      two percent (2%)
     Thereafter and prior to the tenth annual
     anniversary date of this Note:      one percent (1%)
     and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement.

     It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of
     the maximum amount of interest permitted by applicable law,   any
     such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

     The Maker and all sureties, endorsers, guarantors or any others
     (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's reasonable attorneys' fees.




     THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supersedes all prior understandings, agreements and representations, express or implied.

     No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

     Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.



                                            Plymouth Rubber Company, Inc.



                                         By:                       (L.S.)
     (Witness)                               (Signature)



     (Print name)                       Print name (and title,
                                                         if applicable)



     (Address)                          (Federal tax identification
                                                              number)